UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2026

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive Offices)(Zip Code)

(440) 601-9677

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2026, 374Water Inc. (the “Company”) appointed Richard H. Davis to the Company’s Board of Directors (the “Board”), effective immediately.

Mr. Davis, age 69, previously served as a director on the Board from February 2008 to June 10, 2025. He previously served as the Chief Executive Officer of PowerVerde Inc. (“PowerVerde”), the Company’s corporate predecessor, from August 2011 to April 2021. Prior to PowerVerde, Mr. Davis held various positions in investment banking. From 2004 to 2005, Mr. Davis served as managing director of corporate finance at Martinez-Ayme Securities, a securities brokerage and placement agent firm.  From 2001 to 2004, Mr. Davis worked on structuring equity finance and private acquisitions in the corporate finance department of William R. Hough & Company, a financial services firm that was acquired by RBC Dain Rauscher, a global investment banking firm. Mr. Davis began his investment banking career doing equity deal structure and brokerage-related activities at First Equity Corporation, a regional full-service brokerage and investment bank, where he worked from 1982 to 2001. He received a B.S degree in economics from Florida State University in 1982. Mr. Davis has more than two decades of experience in the investment banking industry, with expertise in equity finance structuring transactions and private acquisitions. Mr. Davis also has deep market and industry knowledge in the financial services and capital markets sector, including in capital raising and corporate finance.

As of the date of this filing, the Board had not yet made a determination regarding Board committee assignments for Mr. Davis.

As a non-employee director, Mr. Davis will receive compensation for his Board service consistent with the Company’s standard compensation arrangements for non-employee directors. In accordance with the Company’s customary practice, the Company expects to enter into an indemnification agreement with Mr. Davis in substantially the same form provided to other similarly situated officers and directors of the Company.

Prior to his appointment to the Board, Mr. Davis has been coordinating with management on potential financing opportunities for the Company. Following his appointment, Mr. Davis plans to continue with these efforts in his capacity as a director of the Board. Mr. Davis himself may participate as an investor in one or more potential financing opportunities. There can be no guarantee that any such financing opportunities will be successfully negotiated or consummated by the Company, but the aggregate financing amount of any successful financing transaction, to the extent there are any, is expected to exceed $120,000.

Other than the potential financing opportunities described above, there are no other arrangements or understandings between Mr. Davis and any other persons pursuant to which he was appointed as a director and there have been no transactions, nor are there any other currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Davis, or any member of his immediate family, had, or will have, a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: April 15, 2026	By:	/s/ Danny Bogar
	Name:	Danny Bogar
	Title:	President and Chief Executive Officer

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